Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.

Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195612, 333-151653, 333-151620, 333-133172, 333-123615, 333-63288, and 33-98356) and on Form S-3 (Nos. 333-187075 and 333-146416) of Acura Pharmaceuticals, Inc. of our report dated February 29, 2016, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

February 29, 2016